UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   March 28, 2005

Electronic Data Systems Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-11779	75-2548221

(Commission File Number)	(IRS Employer Identification No.)

5400 Legacy Drive, Plano, Texas	75024

(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On March 28, 2005, the Compensation and Benefits Committee (the "Committee") of the Board of Directors of Electronic Data Systems Corporation ("EDS") approved a new long-term incentive compensation strategy for its leadership team that limits the use of annual stock option grants.  Beginning with the 2005 award, EDS will make annual grants of performance-vesting restricted stock units ("Performance RSUs") as well as stock options to its executive officers (excluding the Chief Executive Officer of A.T. Kearney).  For members of EDS' leadership team, other than executive officers, annual grants of Performance RSUs will replace the use of annual stock option grants. This new long-term incentive compensation strategy reflects input from EDS' shareholders and is intended to establish a more meaningful link between creating sustainable share value and rewarding those instrumental in creating that value.

The number of Performance RSUs that vest will depend on EDS' financial performance over a three-year period.  For the 2005 Performance RSU award, vesting will occur after the completion of the performance period that began on January 1, 2005 and will end on December 31, 2007.  Performance will be measured based on EDS' operating margin, net asset utilization and organic revenue growth during the performance period relative to pre-established targets.  Depending on EDS' results against those targets, the actual number of Performance RSUs that may vest can increase to up to 200% of the target number awarded.  For Performance RSUs granted to EDS' leadership team other than executive officers, no less than 50% of the target number of Performance RSUs awarded will vest, subject to continued employment through the vesting date.  Performance RSUs granted to executive officers, however, will not have the 50% minimum vesting provision. Half of the Performance RSUs that vest will be subject to a holding period of one year.

Stock options granted to executive officers will vest 100% on the three-year anniversary of the date of grant and will have a term of seven years from the date of grant.  Once vested, stock options may not be exercised through a "cashless exercise" during the twelve-month period following the vesting date.  In addition, stock issued upon an exercise of an option within the twelve-month period following the vesting date will be subject to a holding period of one year from the date of exercise.

The 2005 long-term incentive award will be made effective March 31, 2005 to approximately 1,500 persons on the EDS leadership team globally. EDS expects to continue to grant Performance RSUs annually, with each subsequent grant tied to specific performance targets for the three-year performance period commencing with the year in which the award is granted.

On March 28, 2005, the Committee authorized the following grants of Performance RSUs and stock options, to be effective March 31, 2005, to the executive officers listed in the Summary Compensation Table in EDS' most recent proxy statement: Michael H. Jordan - 250,000 Performance RSUs and 550,000 stock options; Jeffrey M. Heller - 83,000 Performance RSUs and 188,000 stock options; Charles S. Feld - 44,000 Performance RSUs and 99,000 stock options; Robert H. Swan - 33,000 Performance RSUs and 75,000 stock options; and Stephen F. Schuckenbrock - 38,000 Performance RSUs and 85,000 stock options.  All Performance RSUs and stock options will be awarded under the Amended and Restated 2003 Incentive Plan of Electronic Data Systems Corporation.

Under the terms of Mr. Jordan's 2005 Performance RSU award, if he retires with Board of Director consent or his employment is terminated without "cause", and at that time the Board has appointed a successor Chief Executive Officer, his award will be earned and the final number of units that vest will be determined in the first quarter of 2008 based on EDS' performance during the 2005-2007 performance period.  If Mr. Jordan retires with Board of Director consent or his employment is terminated without "cause" and a successor Chief Executive Officer has not been appointed at that time, a pro rata portion (based on service during the performance period) of his Performance RSU award will be earned, with the final number of Performance RSUs that vest to be determined in the first quarter of 2008 based on EDS' performance during the 2005-2007 performance period.  Mr. Heller's Performance RSU award provides for similar terms, including such provisions related to the appointment of a successor Chief Executive Officer.

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Under the terms of Mr. Jordan's 2005 stock option award, if he retires with Board of Director consent or his employment is terminated without "cause", and at that time the Board has appointed a successor Chief Executive Officer, his award will immediately vest and be exercisable for the remaining term, provided that only one-third may be exercised on or after the date of termination and one-third on or after each of the one-year and two-year anniversaries of the date of termination.  If Mr. Jordan retires with Board of Director consent or his employment is terminated without cause and a successor Chief Executive Officer has not been appointed, a pro rata portion (based on service from the date of grant) of his stock option award will immediately vest and be exercisable for two years.  Mr. Heller's stock option award provides for similar terms, including such provisions related to the appointment of a successor Chief Executive Officer.

In the event of a change of control of EDS prior to vesting, all Performance RSUs (other than those held by Messrs. Jordan or Heller) will be deemed to be immediately earned, without regard to the performance targets, with the number of Performance RSUs earned equal to the greater of (i) the Performance RSU target award or (ii) an amount determined by the Committee in connection with the change in control not to exceed 200% of the Performance RSU target award, subject to the holder's continued employment through the performance period (unless the holder is terminated without cause or retires after age 62).  In such change of control event, the Performance RSUs held by Messrs. Jordan and Heller will be deemed to be immediately earned and vested without any further service requirement, with the number of Performance RSUs earned and vested equal to the Performance RSU target award.  In addition, in such change of control event the unvested stock options awarded to Messrs. Jordan and Heller will vest and be exercisable for the shorter of the one-year period commencing on the date of the change of control or the period ending on the seventh anniversary of the date of grant (without regard to the restrictions on exercise described above). For purposes of the foregoing provisions, a "change of control" generally includes the occurrence of any of the following: (i) any person, other than exempt persons, becomes a beneficial owner of more than 50% of EDS' voting stock; (ii) a change in a majority of the Board, unless approved by a majority of the incumbent board members; (iii) the approval by shareholders of a reorganization, merger or consolidation in which (x) existing EDS shareholders would not own more than 50% of the common stock and voting stock of the resulting company, (y) a person would own 50% or more of the common or voting stock of the resulting company or (z) less than a majority of the board of the resulting company would consist of the then incumbent members of the EDS Board; or (iv) the approval by shareholders of a liquidation or dissolution of EDS, except as part of a plan involving a sale to a company of which following such transaction (x) more than 50% of the common stock and voting stock would be owned by existing EDS shareholders, (y) no person (other than exempt persons) would own more than 50% of the common stock or voting stock of such company and (z) at least a majority of its board of directors would consist of the then incumbent members of the EDS Board.  The terms of any Change of Control Employment Agreement EDS may have entered into with a holder of Performance RSUs will not apply to the Performance RSU award.

The Performance RSU Award Agreement and Stock Option Award Agreement for each of Mr. Jordan and Mr. Heller, and the forms of Performance RSU Award Agreement and Stock Option Award Agreement for EDS' other executive officers, are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(c)           The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1.	Form of 2005 Performance RSU Award Agreement for executive officers (other than Michael H. Jordan and Jeffrey M. Heller).
10.2.	2005 Performance RSU Award Agreement for Michael H. Jordan.
10.3.	2005 Performance RSU Award Agreement for Jeffrey M. Heller.
10.4.	Form of 2005 Stock Option Award Agreement for executive officers (other than Michael H. Jordan and Jeffrey M. Heller).
10.5.	2005 Stock Option Award Agreement for Michael H. Jordan.
10.6.	2005 Stock Option Award Agreement for Jeffrey M. Heller.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

April 1, 2005                                                                                                             By:   /S/ BRUCE N. HAWTHORNE

                                                                                                                                           Bruce N. Hawthorne, Executive Vice
                                                                                                                                           President and Secretary

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